UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 9, 2013, PriceSmart, Inc issued a press release regarding its results of operations for its second quarter ended February 28, 2013 and March 2013 sales. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:
Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated April 9, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated April 9, 2013.

PriceSmart Announces Second Quarter Results of Operations
and March Sales

San Diego, CA (April 9, 2013) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the second quarter of fiscal year 2013 which ended on February 28, 2013.

For the second quarter of fiscal year 2013, net warehouse club sales increased 10.1% to $591.9 million from $537.6 million in the second quarter of fiscal year 2012. Total revenues for the second quarter of fiscal year 2013 were $607.4 million compared to $548.4 million in the comparable period of the prior year. The Company had 30 warehouse clubs in operation as of February 2013 and 29 clubs in operation as of February 2012.

The Company recorded operating income during the quarter of $36.5 million, as compared to operating income of $30.3 million in the prior year. Net income was $24.9 million, or $0.82 per diluted share, in the second quarter of fiscal year 2013 as compared to $20.2 million, or $0.67 per diluted share, in the second quarter of fiscal year 2012.

For the first six months of fiscal year 2013, net warehouse club sales increased 10.9% to $1,115.5 million from $1,005.8 million in the first six months of fiscal year 2012. Total revenues for the first half of fiscal year 2013 increased 11.4% to $1,142.7 million from $1,025.9 million in the same period of the prior year. For the first six months of fiscal year 2013, the Company recorded operating income of $66.2 million and net income of $44.9 million, or $1.48 per diluted share. During the same six month period in fiscal year 2012, the Company recorded operating income of $54.6 million and net income of $34.2 million, or $1.14 per diluted share.

The Company also announced that for the month of March 2013, net warehouse club sales increased 11.5% to $192.3 million, from $172.3 million in March a year earlier. For the seven months ended March 31, 2013, net warehouse club sales increased 11.0% to $1,307.8 million from $1,178.1 million for the seven months ended March 31, 2012. There were 30 warehouse clubs in operation at the end of March 2013 and 29 warehouse clubs in operation at the end of March 2012.

For the four weeks ended March 31, 2013, comparable net warehouse club sales for the 29 warehouse clubs open at least 13 1/2 full months increased 7.9%, compared to the same four-week period last year. For the thirty-week period ended March 31, 2013, comparable net warehouse club sales increased 8.7%, compared to the comparable thirty-week period a year ago.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Wednesday, April 10, 2013, to discuss the financial results.

Individuals interested in participating in the conference call may do so by dialing (888) 364-3109 toll free, and entering participant code 1318246.

A digital replay will be available through April 30, 2013, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 1318246.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 30 warehouse clubs in 12 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala and the Dominican Republic; two each in Colombia, El Salvador, and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company's financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth could be dependent upon the Company acquiring suitable sites for additional warehouse clubs; the Company faces difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; general economic conditions could adversely impact the Company's business in various respects; the Company is subject to changes in relationships and agreements with third parties with which the Company does business; a few of the Company's stockholders own nearly 30.1% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company's business; the Company is subject to volatility in foreign currency exchange rates; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2012, filed pursuant to the Securities Exchange Act of 1934 on October 30, 2012. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
Revenues:
Net warehouse club sales	$591,855	$537,619	$1,115,454	$1,005,811
Export sales	6,323	3,459	9,396	5,708
Membership income	8,326	6,393	15,999	12,724
Other income	906	935	1,847	1,614
Total revenues	607,410	548,406	1,142,696	1,025,857
Operating expenses:
Cost of goods sold:
Net warehouse club	504,725	458,508	949,669	858,373
Export	5,986	3,292	8,821	5,453
Selling, general and administrative:
Warehouse club operations	48,213	45,762	94,055	87,653
General and administrative	11,888	10,508	23,046	19,619
Pre-opening expenses	147	(1)	884	161
Total operating expenses	570,959	518,069	1,076,475	971,259
Operating income	36,451	30,337	66,221	54,598
Other income (expense):
Interest income	446	205	740	389
Interest expense	(1,306)	(1,317)	(2,524)	(2,571)
Other income (expense), net	(312)	832	(370)	(437)
Total other expense	(1,172)	(280)	(2,154)	(2,619)
Income from continuing operations before provision for income taxes and income (loss) of unconsolidated affiliates	35,279	30,057	64,067	51,979
Provision for income taxes	(10,393)	(9,843)	(19,172)	(17,776)
Income (loss) of unconsolidated affiliates	(4)	3	(8)	10
Income from continuing operations	24,882	20,217	44,887	34,213
Income (loss) from discontinued operations, net of tax	—	3	—	(4)
Net income	$24,882	$20,220	$44,887	$34,209
Net income per share available for distribution:
Basic net income per share from continuing operations	$0.82	$0.67	$1.48	$1.14
Basic net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.82	$0.67	$1.48	$1.14
Diluted net income per share from continuing operations	$0.82	$0.67	$1.48	$1.14
Diluted net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.82	$0.67	$1.48	$1.14
Shares used in per share computations:
Basic	29,626	29,541	29,609	29,522
Diluted	29,636	29,553	29,620	29,535
Dividends per share	$—	$0.60	$0.60	$0.60

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28, 2013	August 31, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$101,202	$91,248
Short-term restricted cash	4,367	1,241
Receivables, net of allowance for doubtful accounts of $0 and $1 as of February 28, 2013 and August 31, 2012, respectively	3,447	5,786
Merchandise inventories	219,454	201,043
Deferred tax assets – current	6,042	5,619
Prepaid expenses and other current assets	33,049	29,955
Total current assets	367,561	334,892
Long-term restricted cash	34,565	36,505
Property and equipment, net	326,636	299,567
Goodwill	36,699	36,886
Deferred tax assets – long term	13,399	14,835
Other non-current assets	5,765	5,468
Investment in unconsolidated affiliates	8,100	7,559
Total Assets	$792,725	$735,712
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$196,171	$173,197
Accrued salaries and benefits	13,028	14,729
Deferred membership income	16,723	13,747
Income taxes payable	7,735	8,193
Other accrued expenses	16,365	17,516
Dividends payable	9,065	—
Long-term debt, current portion	7,791	7,237
Deferred tax liability – current	180	122
Total current liabilities	267,058	234,741
Deferred tax liability – long-term	2,322	2,191
Long-term portion of deferred rent	4,400	4,336
Long-term income taxes payable, net of current portion	2,147	2,512
Long-term debt, net of current portion	71,389	71,422
Other long-term liabilities (includes $1.8 million and $1.2 million for the fair value of derivative instruments and $444 and $396 for the defined benefit plans as of February 28, 2013 and August 31, 2012, respectively)	2,228	1,596
Total liabilities	349,544	316,798
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,870,305 and 30,855,651 shares issued and 30,183,105 and 30,210,255 shares outstanding (net of treasury shares) as of February 28, 2013 and August 31, 2012, respectively	3	3
Additional paid-in capital	387,692	384,154
Tax benefit from stock-based compensation	7,509	6,680
Accumulated other comprehensive loss	(36,804)	(33,182)
Retained earnings	104,496	77,739
Less: treasury stock at cost; 687,200 and 645,426 as of February 28, 2013 and August 31, 2012, respectively	(19,715)	(16,480)
Total equity	443,181	418,914
Total Liabilities and Equity	$792,725	$735,712